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                                                                      EXHIBIT 11




                               FTP SOFTWARE, INC.

            WEIGHTED SHARES USED IN COMPUTATION OF EARNINGS PER SHARE
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                                                                                     FULLY
                                                                  PRIMARY           DILUTED
                                                                ----------        ----------
FOR THE THREE MONTHS ENDED MARCH 31, 1997:
    Common stock outstanding, beginning of the period           33,646,203        33,646,203
    Weighted average common stock issued during the
        three months ended March 31, 1997                           41,477            41,477
                                                                ----------        ----------
    Weighted average shares of common stock outstanding,
        end of the period                                       33,687,680        33,687,680
                                                                ==========        ==========

FOR THE THREE MONTHS ENDED MARCH 31, 1996:
    Common stock outstanding, beginning of the period           26,506,729        26,506,729
    Weighted average common stock issued during the
        three months ended March 31, 1996                          432,279           432,279
                                                                ----------        ----------
    Weighted average shares of common stock outstanding,
        end of the period                                       26,939,008        26,939,008
                                                                ==========        ==========

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